EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FACT Corporation of our report dated April 10, 2001, relating to the consolidated financial statements of FACT Corporation and its subsidiaries as of December 31, 2001 and December 31, 2000.

/s/ MILLER & MCCOLLOM

Miller & McColloum
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033
April 26, 2002